UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 27, 2011

Commission File Number	Exact name of registrant as specified in its charter	IRS Employer Identification No.

1-12869	CONSTELLATION ENERGY GROUP, INC.	52-1964611

MARYLAND

(State of Incorporation of registrant)

100 CONSTELLATION WAY, BALTIMORE, MARYLAND	21202
(Address of principal executive office)	(Zip Code)

410-470-2800

(Registrant’s telephone number, including area code)

NOT APPLICABLE

 (Former name, former address

and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07               Submission of Matters to a Vote of Security Holders

On May 27, 2011, Constellation Energy held its annual meeting of shareholders. At that meeting, the following matters were voted upon:

1.               Election of directors nominated by Constellation Energy to serve for a term to expire in 2012 and until their successors are duly elected and qualified:

	Common Shares
	For	Against	Abstain	Broker Non-Votes
Yves C. de Balmann	142,476,340	15,276,645	492,519	14,851,357
Ann C. Berzin	155,814,426	2,014,680	416,373	14,851,357
James T. Brady	152,971,095	4,844,627	430,454	14,851,357
James R. Curtiss	154,986,704	2,815,970	442,829	14,851,357
Freeman A. Hrabowski, III	121,328,137	36,555,444	362,594	14,851,357
Nancy Lampton	151,304,231	6,534,257	407,014	14,851,357
Robert J. Lawless	123,625,843	34,215,811	404,498	14,851,357
Mayo A. Shattuck III	148,759,213	8,987,747	498,543	14,851,357
John L. Skolds	155,569,703	2,197,156	478,620	14,851,357
Michael D. Sullivan	154,338,946	3,466,171	441,058	14,851,357

2.               Ratification of PricewaterhouseCoopers LLP as independent registered public accounting firm for 2011:

	Common Shares
For	Against	Abstain
170,112,534	2,672,810	312,188

3.               Non-binding advisory vote on the compensation of Constellation Energy’s named executive officers as disclosed in the proxy statement for the 2011 annual meeting of shareholders:

Common Shares
For	Against	Abstain	Broker Non- Votes
60,195,202	95,846,288	2,204,685	14,851,357

4.               Non-binding advisory vote on the frequency of the advisory vote on the compensation of Constellation Energy’s named executive officers:

Common Shares
1 Year	2 Years	3 Years	Abstain	Broker Non- Votes
141,979,194	1,528,532	12,100,904	2,637,546	14,851,357

In light of the result of the frequency vote, and consistent with the recommendation of Constellation Energy’s board of directors set forth in the proxy statement for the 2011 annual meeting of shareholders, Constellation Energy will hold the advisory vote on the compensation of its named executive officers every year.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CONSTELLATION ENERGY GROUP, INC.
(Registrant)

Date:	May 27, 2011	/s/ Charles A. Berardesco
Charles A. Berardesco
Senior Vice President and General Counsel